As filed with the Securities and Exchange Commission on June 22, 2023

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Chemung Financial Corporation

(Exact name of registrant as specified in its charter)

New York	16-123703-8
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Chemung Canal Plaza

Elmira, New York 14901

(607) 737-3711

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Anders M. Tomson

President and Chief Executive Officer

One Chemung Canal Plaza

Elmira, New York 14901

(607) 737-3711

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Benjamin M. Azoff, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2023

PROSPECTUS

$75,000,000

Chemung Financial Corporation

Debt Securities

Common Stock

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell from time to time up to $75.0 million, in one or more series, of our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; warrants to purchase other securities; purchase contracts; units consisting of any combination of the above securities; or subscription rights to purchase common stock or debt securities that we may offer to our shareholders. This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CHMG.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.

 These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

 Neither the Securities and Exchange Commission, New York State Department of Financial Services, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2023.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information about Chemung Financial Corporation and the securities being registered, some of which may not apply to your securities;

•	a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and that may not include information relating to the prices of the securities being offered; and

•	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell debt securities, common stock, warrants, purchase contracts, units consisting of a combination of any of the above securities, or subscription rights to purchase common stock or debt securities that we may offer to our shareholders, up to a total dollar amount of $75.0 million. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Chemung Financial,” the “Corporation,” “we,” “us,” “our” or similar references mean Chemung Financial Corporation and references to the “Bank” mean Chemung Canal Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus incorporates important business and financial information about Chemung Financial Corporation from documents filed with the SEC, with which we file registration statements, periodic reports, proxy statements, and other information. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet, at no cost, from the SEC’s website at www.sec.gov and from our website at www.chemungcanal.com. You may also receive copies of documents filed with the SEC, including documents incorporated by reference in this prospectus, at no cost, by addressing your request to:

Chemung Financial Corporation

One Chemung Canal Plaza

Elmira, New York 14901

Attn: Corporate Secretary

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s website.

Except as specifically incorporated by reference into this prospectus, information on the websites listed above is not a part of this prospectus. You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [●], 2023, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate only as of the date of such incorporated document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 001-35741 except where stated), which are considered to be a part of this prospectus (in each case, excluding any information “furnished” to, rather than filed with, the SEC, including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit):

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023 (including portions of our Proxy Statement for our 2023 Annual Meeting of Shareholders filed with the SEC on April 27, 2023, to the extent specifically incorporated by reference in such Form 10-K);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

•	Current Reports on Form 8-K, filed with the SEC on February 15, 2023, March 27, 2023, May 18, 2023, June 2, 2023 and June 6, 2023; and

•	The description of our common stock included in Chemung Financial’s Registration Statement on Form 8-A filed with the SEC on November 15, 2012 (File No. 001-35741), as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020, including any other amendment or reports filed for the purpose of updating such description.

In addition, all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus from us by requesting them in writing or by telephone from us at:

Chemung Financial Corporation

One Chemung Canal Plaza

Elmira, New York 14901

Attn: Corporate Secretary

Telephone: (607) 737-3711

In addition, we maintain a corporate website, www.chemungcanal.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;
•	statements regarding our business plans, prospects, growth and operating strategies;
•	statements regarding the quality of our loan and investment portfolios; and
•	estimates of our risks and future costs and benefits.

These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
•	general economic conditions, either nationally or in our market areas, that are worse than expected;
•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;
•	changes in deposit flows and our ability to access cost-effective funding;
•	fluctuations in real estate values and both residential and commercial real estate market conditions;
•	demand for loans and deposits in our market area;
•	our ability to implement and change our business strategies;
•	competition among depository and other financial institutions;
•	the rate of delinquencies and amounts of loans charged-off;
•	fluctuations in real estate values and both residential and commercial real estate market conditions;
•	adverse changes in the securities markets;
•	fluctuations in the stock market may have a significant adverse effect on transaction fees, client activity and client investment portfolio gains and losses related to our trust and wealth management business;
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;
•	the results of litigation or matters before regulatory agencies;
•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to capitalize on strategic opportunities;
•	our ability to successfully introduce new products and services;
•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;
•	our ability to retain our existing customers;
•	changes in consumer spending, borrowing and savings habits;
•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC or the Public Company Accounting Oversight Board;
•	changes in tax law or policy;
•	changes in our organization, compensation and benefit plans;
•	changes in the quality or composition of our loan or investment portfolios;
•	a breach in security of our information systems, including the occurrence of a cyber incident or a deficiency in cyber security;
•	political instability or civil unrest;
•	acts of war or terrorism;
•	conditions relating to the COVID-19 pandemic or any other public health emergency, including the severity and duration of any associated economic slowdown either nationally or in our market areas;
•	competition, innovation and technological changes with respect to financial products and services by banks, financial institutions and non-traditional providers, including retail businesses and technology companies;
•	the failure to attract and retain skilled people; and
•	the fiscal and monetary policies of the federal government and its agencies.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this prospectus, including other documents incorporated herein by reference. See “Where You Can Find More Information” and “Risk Factors”. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

The Corporation was incorporated on January 2, 1985 under the laws of the State of New York and is headquartered in Elmira, New York.  The Corporation was organized to acquire the Bank.  The Bank was established in 1833 under the name Chemung Canal Bank, and was subsequently granted a New York State bank charter in 1895.  In 1902, the Bank was reorganized as a New York State trust company under the name Elmira Trust Company, and its name was changed to Chemung Canal Trust Company in 1903.

The Corporation became a financial holding company in June 2000.  Financial holding company status provided the Corporation with the flexibility to offer an array of financial services, such as insurance products, mutual funds, and brokerage services, which provide additional sources of fee-based income and allow the Corporation to better serve its customers. The Corporation established a financial services subsidiary, CFS Group, Inc. (“CFS”), in September 2001, which offers non-banking financial products and services such as mutual funds, annuities, brokerage services, insurance and tax preparation services. The Corporation established a captive insurance subsidiary, Chemung Risk Management, Inc. (“CRM”), based in the State of Nevada in May 2016, which insures gaps in commercial coverage and uninsured exposures in the Corporation’s current insurance coverages and allows the Corporation to strengthen its overall risk management program.

The Corporation, through the Bank, CRM and CFS, provides a wide range of financial products and services, including demand, savings and time deposits, commercial, residential and consumer loans, interest rate swaps, letters of credit, wealth management services, employee benefit plans, insurance products, mutual funds and brokerage services.  The Bank derives its income primarily from interest and fees on loans, interest on investment securities, fee income, and fees received in connection with deposit and other services.  The Bank’s operating expenses are interest expense paid on deposits and borrowings, salaries and employee benefit plans and general operating expenses.

In order to compete with other financial services companies, the Corporation relies upon personal relationships established with clients by its officers, employees, and directors.  The Corporation has maintained a strong community orientation by supporting the active participation of officers and employees in local charitable, civic, school, religious, and community development activities.  The Corporation believes that its emphasis on local relationship banking together with a prudent approach to lending are important factors in its success and growth.

The Corporation had $2.7 billion in consolidated assets, $1.9 billion in loans, $2.3 billion in deposits, and $177.3 million in shareholders’ equity at March 31, 2023.

Our principal executive offices are located at One Chemung Canal Plaza, Elmira, New York 14901 and our telephone number is (607) 737-3711.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include refinancing activities, repurchasing shares of our common stock, acquisitions of other companies and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, common stock, warrants, purchase contracts, units and subscription rights that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the designation of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the currency or currencies of payment of principal or interest;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:

•	we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture satisfactory to the applicable trustee, our obligations under the indenture; and

•	immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of principal of any debt security of that series;

•	default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

•	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days;

•	default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture by the holders of at least 25% in aggregate principal amount of the outstanding debt securities;

•	certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

•	any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of on all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Obligations of the Trustee

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

Under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, as trust funds, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Certain Covenants

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will no longer need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will no longer constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.

Amendments to the Indentures

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:

•	to evidence the succession of a corporation to the Corporation, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Corporation in the indenture and in the debt securities;

•	to add to the covenants of the Corporation such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•	to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

•	to add any additional events of default with respect to all or any series of debt securities or change any provisions regarding acceleration of maturity upon an event of default;

•	to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

•	to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

•	in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Corporation, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Corporation with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Corporation to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•	to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof;

•	to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

•	to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

•	to add guarantees with respect to, or to secure, any series of debt security;

•	to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

•	to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

•	modify the subordination provisions in a manner adverse to the holders of such debt securities; or

•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee

The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

No Individual Liability of Directors, Officers, Employees or Stockholders

The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Common Stock

We are authorized to issue 10,000,000 shares of common stock, par value $0.01 per share. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. All of our shares of common stock are duly authorized, fully paid and nonassessable.

Dividends

The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by the Board of Directors out of funds legally available therefor. Under New York Business Corporation Law, we may pay dividends on our outstanding shares except when the Corporation is insolvent or would be made insolvent by the dividend. In addition, we may pay dividends and other distributions either (1) out of surplus, so that our net assets remaining after such payment or distribution is at least equal the amount of our stated capital, or (2) if we have no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that, if our capital is less than the aggregate amount of the stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, we may not pay dividends out of such net profits until the deficiency in the amount of stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets has been repaired. If we issue preferred stock, the holders thereof may have a priority over the holders of our common stock with respect to dividends.

Voting Rights

The holders of our common stock are generally entitled to one vote per share.

Board of Directors

Our bylaws provide that the Board of Directors (subject to amendment) consists of 13 members and never less than three. Directors are elected by a plurality of the votes cast by shareholders present at the annual shareholders’ meeting, or if the annual meeting is not held, at a special meeting called to elect directors. Holders of our common stock are not entitled to cumulate their votes in the election of directors.

The Board of Directors is divided into three classes, as nearly equal in number as possible. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of the Board of Directors.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities and the holders of any preferred stock if authorized, all of our assets available for distribution.

No Preemptive or Redemption Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Certain Provisions in Our Certificate of Incorporation, Our Bylaws, and Applicable Laws and Regulations

Our certificate of incorporation, our bylaws, and applicable federal and New York laws and regulations contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions would also render the removal of our Board of Directors or management more difficult. Such provisions include, but are not limited to, the requirement of a supermajority vote of shareholders to approve certain business combinations and other corporate actions, special procedural rules for certain business combinations, a classified board of directors and restrictions on the calling of special meetings of shareholders that do not provide for the calling of special meetings by the shareholders.

Election of Directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of the Board of Directors. Further, our bylaws establish qualifications for board members, including Corporation stock ownership requirements, and notice and information requirements and procedures in connection with the nomination by shareholders of candidates for election to the Board of Directors or the proposal by shareholders of business to be acted upon at a meeting of shareholders. Such notice and information requirements are applicable to all shareholder business proposals and nominations, and are in addition to any requirements under federal securities laws.

Prohibition of Cumulative Voting. Our shareholders are not entitled to cumulative voting in the election of directors.

Restrictions on Call of Special Meetings. Our bylaws provide that special meetings of shareholders can be called by the Board of Directors, the chairman of the Board or the President.

Amendments to Certificate of Incorporation and Bylaws. Our certificate of incorporation provides that provisions relating to the powers of directors and business combinations with certain shareholders may only be amended by an affirmative vote of at least 75% of the outstanding shares of common stock of the Corporation. Article III of the Bylaws, which describes the powers of directors, may only be amended by an affirmative vote of at least 75% of the outstanding shares of common stock of the Corporation.

Removal of Directors. A director of the Corporation may be removed from the Board of Directors with or without cause only by an affirmative vote of at least 75% of the outstanding shares of common stock of the Corporation.

Business Combinations Involving Certain Shareholders. Our certificate of incorporation provides that a “Major Shareholder” (a person who owns with an affiliate or associate or any person acting in concert therewith 10% or more of the Corporation’s common stock) may engage in a business combination with the Corporation (i) if the Business Combination was approved by the Board of Directors prior to the Major Shareholder becoming a Major Shareholder, (ii) if the Major Shareholders sought and obtained the unanimous approval of the Board of Directors to become a Major Shareholder and the Business Combination was approved by a majority of the continuing directors of the Corporation, (iii) if approved by 75% or more of the continuing directors, or (iv) if approved by the affirmative vote of at least 75% of the outstanding shares of common stock of the Corporation and at least 75% of the outstanding shares of common stock of the Corporation beneficially owned by shareholders other than any Major Shareholder.

Federal Laws and Regulations. The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

New York Business Corporation Law. The business combination provisions of New York Business Corporation Law could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Corporation and, accordingly, may discourage attempts to acquire the Corporation. In general, such provisions prohibit an “interested shareholder” (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our Corporation, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the Board of Directors prior to the interested shareholder’s stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested shareholder’s stock acquisition date, the price paid to all the shareholders under such transaction meets statutory criteria.

Description of Warrants

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The applicable prospectus supplement will describe the terms of any warrants. The preceding description and any description of warrants in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the warrant agreement and, if applicable, collateral arrangements and depositary arrangements relating to such warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities or common stock. The price of our debt securities or price per share of our common stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities or common stock, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Description of Subscription Rights

The following briefly summarizes the general provisions of subscription rights to purchase additional shares of our common stock or debt securities, which we may issue. The specific terms of any subscription rights, including the period during which the subscriptions rights may be exercised, the manner of exercising such subscription rights, and the transferability of subscription rights, will be disclosed in the applicable prospectus supplement.

General

We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock or holders of our debt securities as of a record date set by our Board of Directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or debt securities for every share of our common stock or debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or our debt securities at a rate and price to be established by our Board of Directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.

Exercise Price

Our Board of Directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value. We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our Board of Directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of subscription rights will have no rights as holders with respect to our common stock or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue to any person or group of persons shares of our common stock or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and the securities will be registered in the name of Cede & Co. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement, trust agreement, guarantee or other applicable security. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, trust agreement, guarantee or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement, warrant agreement, guarantee or other security that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture trust agreement and/or warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	that any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale (including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act);

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we will have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Chemung Financial Corporation and its subsidiaries as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in Chemung Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.

Securities and Exchange Commission registration fee		$8,265
Listing fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Blue Sky expenses		*
Printing		*
Trustee’s expenses		*
Fees of rating agencies		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under Section 722 of the New York Business Corporation Law (the “NYBCL”), a corporation may indemnify its directors and officers (or a person who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against reasonable expenses (including attorneys’ fees), judgement, fines and amounts paid in settlement actually and necessarily incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify a director or officer (or a person who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against reasonable expenses (including attorneys’ fees) and amounts paid in settlement actually and necessarily incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (1) a threatened action, or a pending action that is settled or otherwise disposed or (2) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and settlement amount as the court deems proper.

The indemnification provisions of the NYBCL require indemnification of any individual who has been successful on the merits or otherwise in defense of any action or proceeding that he or she was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. Except as provided in the preceding sentence, unless ordered by a court pursuant to Section 724 of the NYBCL, any indemnification under the NYBCL as described in the immediately preceding paragraph may be made only if, pursuant to Section 723 of the NYBCL, indemnification is authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by the disinterested directors if a quorum is available or, if the quorum so directs or is unavailable, by (1) the board of directors upon the written opinion of independent legal counsel or (2) the shareholders.

Chemung Financial Corporation’s certificate of incorporation provides that any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is or was a director or officer of Chemung Financial Corporation shall be indemnified by Chemung Financial against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the fullest extent permitted by New York law.

As permitted by Section 722 of the NYBCL, Section 6 of the certificate of incorporation of Chemung Financial Corporation provides:

“6.           Indemnification.

Every person who is or was, or whose testator or intestate was, a director or officer of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his or his testator’s or intestate’s being or having been a director or officer of the Corporation, or of such other corporation, whether or not he is a director or officer of the Corporation or such other corporation at the time the expenses or liabilities are incurred.”

Chemung Financial Corporation has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of Chemung Financial Corporation, or is or was serving at the request of Chemung Financial Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Chemung Financial Corporation would have the power to indemnify him against such liability under the provisions of Chemung Financial Corporation’s certificate of incorporation.

Item 16. Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:

1.1	Form of Underwriting Agreement of Equity Securities*

1.2	Form of Underwriting Agreement of Debt Securities*

3.1	Certificate of Incorporation of Chemung Financial Corporation dated December 20, 1984 (incorporated by reference to Exhibit 3.1 to Registrant's Form 10-K for the year ended December 31, 2007 filed with the SEC on March 13, 2008)

3.2	Certificate of Amendment to the Certificate of Incorporation of Chemung Financial Corporation, dated March 28, 1988 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended December 31, 2007 filed with the SEC on March 13, 2008)

3.3	Certificate of Amendment to the Certificate of Incorporation of Chemung Financial Corporation, dated May 13, 1998 (incorporated by reference to Exhibit 3.4 to Registrant’s Form 10-K for the year ended December 31, 2005 and filed with the SEC on March 15, 2006).

3.4	Amended and Restated Bylaws of Chemung Financial Corporation, as amended to August 17, 2022 (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed with the SEC on August 19, 2022)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC on March 24, 2003)

4.2	Form of Indenture for Senior Debt Securities (including form of Note)

4.3	Form of Indenture for Subordinated Debt Securities (including form of Note)

4.4	Form of Purchase Contract Agreement*

4.5	Form of Warrant Agreement (including Form of Warrant Certificate)*

4.6	Form of Unit Agreement*

4.7	Form of Subscription Rights Agreement*

5.1	Opinion of Luse Gorman, PC

23.1	Consent of Crowe LLP

23.2	Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

25.1	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Senior Debt Securities**

25.2	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Subordinated Debt Securities**

107	Calculation of Fee Filing Table

* To be filed by amendment or incorporated by reference to a Current Report on Form 8-K.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, under electronic form type 305B2.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i),(1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Elmira, State of New York, on June 21, 2023.

CHEMUNG FINANCIAL CORPORATION

By:	/s/ Anders M. Tomson
Anders M. Tomson
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Chemung Financial Corporation (the “Corporation”) hereby severally constitute and appoint Anders M. Tomson our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Anders M. Tomson may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Corporation’s securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Anders M. Tomson shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Anders M. Tomson	President and Chief Executive Officer	June 21, 2023
Anders M. Tomson	(Principal Executive Officer)

/s/ Karl F. Krebs	Chief Financial Officer and Treasurer	June 21, 2023
Karl F. Krebs	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Raimundo C. Archibold, Jr.	Director	June 21, 2023
Raimundo C. Archibold, Jr.

/s/ Ronald M. Bentley	Director	June 21, 2023
Ronald M. Bentley

/s/ David M. Buicko	Director	June 21, 2023
David M. Buicko

/s/ David J. Dalrymple	Director and Chairman of the Board of Directors	June 21, 2023
David J. Dalrymple

/s/ Robert H. Dalrymple	Director	June 21, 2023
Robert H. Dalrymple

/s/ Richard E. Forrestel, Jr.	Director	June 21, 2023
Richard E. Forrestel, Jr.

/s/ Denise V. Gonick	Director	June 21, 2023
Denise V. Gonick

/s/ Stephen M. Lounsberry, III	Director	June 21, 2023
Stephen M. Lounsberry, III

/s/ Joseph F. Meade, IV	Director	June 21, 2023
Joseph F. Meade, IV

/s/ Jeffrey B. Streeter	Director	June 21, 2023
Jeffrey B. Streeter

/s/ G. Thomas Tranter, Jr.	Director	June 21, 2023
G. Thomas Tranter, Jr.

/s/ Thomas R. Tyrrell	Director	June 21, 2023
Thomas R. Tyrrell